EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement of Form S-8 (Nos. 333-18423, 333-88049 and 333-124774) of Kennametal Inc. of our report dated June 25, 2004 relating to the financial statements at December 31, 2003 of the Kennametal Thrift Plus Plan (formerly known as the Kennametal Thrift Plan), which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania

June 28, 2005

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